EXHIBIT 15


November 14, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Ford Motor Company Registration Statements Nos. 2-95018, 2-95020, 33-14951, 33-19036, 33-36043, 33-36061, 33-39402, 33-50194, 33-50238, 33-54275,
     33-54283,  33-54348,  33-54735,  33-54737,  33-58255,  33-61107,  33-64605,
     33-64607, 333-02735, 333-20725, 333-27993, 333-28181, 333-31466, 333-37396,
     333-37536,   333-37542,   333-38580,   333-38586,   333-40258,   333-40260,
     333-46295,   333-47443,   333-47445,   333-47733,   333-52399,   333-56660,
     333-57596,   333-57598,   333-58695,   333-58697,   333-58701,   333-61882,
     333-61886,   333-65703,   333-70447,   333-74313,   333-86127,   333-87619,
     333-71380, 333-72476 and 333-72478 on Form S-8 and 333-49164, 333-67209 and
     333-86035 on Form S-3.




Commissioners:

We are aware that our report dated October 16, 2001 on our review of interim financial information of Ford Motor Company and Subsidiaries (the "Company") as of and for the period ended September 30, 2001 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in the afore referenced Registration Statements.


Very truly yours,


/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Detroit, Michigan